EXHIBIT 3(b)

                                                         Form
10-K for 1994
                                                           File
No. 1-11237

                    AT&T CAPITAL CORPORATION
                         AMENDED AND RESTATED
                                BY-LAWS

                           OCTOBER 21, 1994



                                BY-LAWS
                                 OF
                       AT&T CAPITAL CORPORATION

                (hereinafter called the "Corporation")

                               ARTICLE I

                                OFFICES

     Section 1.  Registered Office.  The registered office of the
Corporation shall be in the City of Dover, County of Kent, State of
Delaware.

     Section 2. Other Offices. The Corporation may also have offices at such other places both within and without the State of Delaware as the
Board of Directors may from time to time determine.

                              ARTICLE II

                       MEETINGS OF STOCKHOLDERS

     Section 1. Place of Meetings. Meetings of the stockholders for the election of directors or for any other purpose shall be held at such time and place, either within or without the State of Delaware, as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting or in a duly executed waiver of notice thereof. Each meeting of the stockholders shall be chaired by the Chairman of the Board of Directors or his designee.

     Section 2. Annual Meetings. The Annual Meeting of Stockholders shall be held on such date and at such time as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting, at which meeting the stockholders shall elect by a plurality vote a Board of
Directors, and transact such other business as may properly be brought before the meeting. Written notice of the Annual Meeting stating the place, date and hour of the meeting shall be given to each stockholder entitled to vote at such meeting not less than ten nor more than sixty days before the date of the meeting. Any previously scheduled Annual Meeting of
Stockholders may be postponed by resolution of the Board of Directors upon public notice given on or prior to the date previously scheduled for such meeting.


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     Section 3.  Special Meetings.  Unless otherwise prescribed by law or
by the Restated Certificate of Incorporation of the Corporation (including any Certificates of Designation with respect to any Preferred Stock, the
"Certificate of Incorporation"), Special Meetings of Stockholders, for any purpose or purposes, may be called by (i) the Chairman of the Board of
Directors, (ii) the Chief Executive Officer, (iii) the President,
(iv) the
Secretary or (v) the Chairman of the Executive Committee, and shall be called by any such officer at the request in writing of a majority of the entire Board of Directors or, so long as (and only so long as) such request is received prior to the Trigger Date, of the holders of a majority of the then outstanding Common Stock. Such request shall state the purpose or purposes of the proposed meeting. Written notice of a Special Meeting of
Stockholders stating the place, date and hour of the meeting and the purpose or purposes for which the meeting is called shall be given not less than ten nor more than sixty days before the date of the meeting to each stockholder entitled to vote at such meeting. Except as otherwise required by law or by the Certificate of Incorporation, no business shall be transacted at any Special Meeting of Stockholders other than the items of business stated in the notice of meeting. If the Chairman of a Special
Meeting of Stockholders determines that any business proposed to be conducted at such meeting was not properly brought before such meeting in accordance with the foregoing procedures, the Chairman shall declare to such meeting that such business was not properly brought before such meeting, and such business shall not be transacted.

     For purposes of these By-Laws:

     1. "Trigger Date" shall mean the first date on which AT&T ceases to beneficially own (excluding for such purposes shares of Common Stock beneficially owned by AT&T but not for its own account, including (in such exclusion) beneficial ownership which arises by virtue of some entity that is an affiliate of AT&T being a sponsor or advisor of a mutual or similar fund that beneficially owns shares of Common Stock) forty percent or more of the then outstanding Common Stock and preferred stock entitled to vote together with the Common Stock as a single class (collectively, the "Voting
Stock");

     2. "AT&T" shall have the meaning specified in Section D(1) of
Article FIFTH of the Certificate of Incorporation; and

     3. "affiliate" and "beneficial ownership" shall have the respective meanings given to such terms in Rules 12b-2 and 13d-3 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended (the
"Exchange Act"), as in effect at the Filing Time (as defined in the
Certificate of Incorporation).

     Section 4. Quorum. Except as otherwise provided by law or by the
Certificate of Incorporation, the holders of a majority of the capital stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person


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

or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting of the place, date and hour of the adjourned meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally noticed. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder entitled to vote at the meeting.

     Section 5. Voting. Unless otherwise required by law, the Certificate of Incorporation or these By-Laws, any question brought before any meeting of stockholders shall be decided by the vote of the holders of a majority of the stock represented and entitled to vote thereat. Each stockholder represented at a meeting of stockholders shall be entitled to cast one vote for each share of the capital stock entitled to vote thereat held by such stockholder or such other vote, if any, as shall be set forth in the
Certificate of Incorporation. Such votes may be cast in person or by duly executed proxy but no proxy shall be voted on or after three years from its date, unless such proxy provides for a longer period. The Board of
Directors, in its discretion, or the officer of the Corporation presiding at a meeting of stockholders, in his discretion, may require that any votes cast at such meeting shall be cast by written ballot.

     Section 6. List of Stockholders Entitled to Vote. The officer of the
Corporation who has charge of the stock ledger of the Corporation shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder.
Such list
shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder of the Corporation who is present.

     Section 7.  Stock Ledger.  The stock ledger of the
Corporation shall
be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list required by Section 6 of this Article II or the books of the Corporation, or to vote in person or by proxy at any meeting of stockholders.

     Section 8. Nomination of Directors. After the Trigger Date, only persons who are nominated in accordance with the following procedures shall be eligible for election as directors of the Corporation, except as may be otherwise provided in the Certificate of Incorporation with respect to the right of holders of preferred stock of the Corporation to nominate and elect a specified number of directors in certain circumstances:

     Nominations of persons for election to the Board of Directors may be made at any annual meeting of stockholders (a) by or at the direction of


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the Board of Directors (or any duly authorized committee thereof)
or (b) by
any stockholder of the Corporation (i) who is a stockholder of record on the date of the giving of the notice provided for in this Section 8 and on the record date for the determination of stockholders entitled to vote at such annual meeting and (ii) who complies with the notice procedures set forth in this Section 8.

     In addition to any other applicable requirements of (i) the Exchange
Act and the rules and regulations thereunder, (ii) the General
Corporation
Law of the State of Delaware, (iii) the rules or regulations of any national securities exchange or similar body overseeing any trading of shares of the Corporation, (iv) the Certificate of Incorporation or (v) these By-laws, for a nomination to be made by a stockholder, such stockholder must have given timely notice thereof in proper written form to the Secretary of the Corporation, as set forth below.

     To be timely, a stockholder's notice to the Secretary must be delivered to or mailed and received at the principal executive offices of the Corporation not less than sixty (60) days nor more than ninety (90) days prior to the anniversary date of the immediately preceding annual meeting of stockholders; provided, however, that in the event that the annual meeting is called for a date that is not within thirty
(30) days
before or after such anniversary date, notice by the stockholder in order to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which notice of the date of the annual meeting was mailed or public disclosure of the date of the annual meeting was made, whichever first occurs.

     To be in proper written form, a stockholder's notice to the Secretary must set forth (a) as to each person whom the stockholder proposes to nominate for election as a director (i) the name, age, business address and residence address of the person, (ii) the principal occupation or employment of the person, (iii) the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by the person and (iv) any other information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of such person as a director pursuant to Section 14 of the
Exchange Act and the rules and regulations promulgated thereunder or any other applicable laws, rules or regulations (including those of any national securities exchange or similar body overseeing any trading of shares of the Corporation); and (b) as to the stockholder giving the notice
(i) the name and record address of such stockholder, (ii) the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by such stockholder, (iii) a detailed description of all arrangements or understandings between such stockholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such stockholder, (iv) a representation that such stockholder intends to appear in person or by proxy at the annual meeting to nominate the persons named in its notice and (v) any other information relating to such stockholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder. Such notice must be

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

accompanied by a written consent of each proposed nominee to being named as a nominee and to serve as a director if elected.

     After the Trigger Date, no person shall be eligible for election as a director of the Corporation unless nominated in accordance with the procedures set forth in this Section 8. If the Chairman of an Annual
Meeting of Stockholders determines that a nomination was not made in accordance with the foregoing procedures, the Chairman shall declare to such meeting that the nomination was defective and such defective nomination shall be void for all purposes and shall be disregarded.

     Section 9. Business at Annual Meetings. No business may be transacted at an Annual Meeting of Stockholders, other than business that is either (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors (or any duly authorized committee thereof), (b) otherwise properly brought before the Annual Meeting of Stockholders by or at the direction of the Board of
Directors (or any duly authorized committee thereof) or (c) otherwise properly brought before the Annual Meeting of Stockholders by any stockholder of the Corporation (i) who is a stockholder of record on the date of the giving of the notice provided for in this Section 9 and on the record date for the determination of stockholders entitled to vote at such annual meeting and (ii) who complies with the notice procedures set forth in this Section 9.

     In addition to any other applicable requirements of (i) the Exchange
Act and the rules and regulations thereunder, (ii) the General
Corporation
Law of the State of Delaware, (iii) the rules or regulations of any national securities exchange or similar body overseeing any trading of shares of the Corporation, (iv) the Certificate of Incorporation or (v) these By-laws, for business to be properly brought before an Annual Meeting of Stockholders by a stockholder (other than business consisting of the election of directors, with respect to which the procedures set forth in
Section 8 shall be applicable), such stockholder must have given timely notice thereof in proper written form to the Secretary of the Corporation.

     To be timely, a stockholder's notice to the Secretary must be delivered to or mailed and received at the principal executive offices of the Corporation not less than sixty (60) days nor more than ninety (90) days prior to the anniversary date of the immediately preceding Annual
Meeting of Stockholders; provided, however, that in the event that the
Annual Meeting of Stockholders is called for a date that is not within thirty (30) days before or after such anniversary date, notice by the stockholder in order to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which notice of the date of the Annual Meeting of Stockholders was mailed or public disclosure of the date of the Annual Meeting of Stockholders was made, whichever first occurs.

     To be in proper written form, a stockholder's notice to the Secretary must set forth as to each matter such stockholder proposes to bring before the Annual Meeting of Stockholders (i) a brief description of the business desired to be brought before the Annual Meeting of Stockholders and the reasons for conducting such business at such meeting, (ii) the name and record address of such stockholder and the name and address of the

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beneficial owner, if any, on whose behalf the proposal is made,
(iii) the
class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by such stockholder,
(iv) a
description of all arrangements or understandings between such stockholder and any other person or persons (including their names) in connection with the proposal of such business by such stockholder and any material interest of such stockholder and such other person or persons in such business and
(v) a representation that such stockholder intends to appear in person or by proxy at such meeting to bring such business before the meeting.

     No business shall be conducted at any Annual Meeting of Stockholders except business brought before such meeting in accordance with the procedures set forth in this Section 9; provided, however, that once business has been properly brought before an Annual Meeting of Stockholders in accordance with such procedures, nothing in this Section 9 shall be deemed to preclude discussion at such meeting by any stockholder of any such business. If the Chairman of an Annual Meeting of Stockholders determines that business was not properly brought before such meeting in accordance with the foregoing procedures, the Chairman shall declare to such meeting that the business was not properly brought before the meeting and such business shall not be transacted.

     Section 10.  Inspectors.  Prior to any meeting of
stockholders, the
Board of Directors or the Chief Executive Officer shall appoint one or more inspectors to act at such meeting and make a written report thereof and may designate one or more persons as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at the meeting of stockholders, the person presiding at the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of his duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability. The inspectors shall ascertain the number of shares outstanding and the voting power of each, determine the shares represented at the meeting and (subject to any appropriate review) the validity of proxies and ballots, count all votes and ballots, determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors and certify their determination of the number of shares represented at the meeting and their count of all votes and ballots. The inspectors may appoint or retain other persons to assist them in the performance of their duties. The date and time of the opening and closing of the polls for each matter upon which the stockholders will vote at a meeting shall be announced at the meeting. No ballot, proxy or vote, nor any revocation thereof or change thereto, shall be accepted by the inspectors after the closing of the polls. In determining the validity and counting of proxies and ballots, the inspectors shall be limited to an examination of the proxies, any envelopes submitted therewith, any information provided by a stockholder who submits a proxy by telegram, cablegram or other electronic transmission from which it can be determined that the proxy was authorized by the stockholder, ballots and the regular books and records of the corporation, and they may also consider other reliable information for the limited purpose of reconciling proxies and ballots submitted by or on behalf of banks, brokers, their nominees or similar persons which represent more votes than the holder of a proxy is authorized by the record owner to cast or more votes than the stockholder holds of record. If the inspectors

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consider other reliable information for such purpose, they shall, at the
time they make their certification, specify the precise information considered by them, including the person or persons from whom they obtained the information, when the information was obtained, the means by which the information was obtained and the basis for the inspectors' belief that such information is accurate and reliable.


                              ARTICLE III

                               DIRECTORS

     Section 1. Number and Election of Directors. The Board of Directors shall consist of not less than three nor more than twenty-five members, the exact number of which shall be fixed from time to time by resolution adopted by the affirmative vote of a majority of the entire Board of
Directors. Any director may resign at any time by delivering a written notice of resignation, signed by such director, to the Board of Directors or the Chief Executive Officer. Unless otherwise specified therein, such resignation shall take effect upon delivery. Directors need not be stockholders.

     Section 2. Vacancies. Any vacancy on the Board of Directors may be filled in accordance with Section 223 of the General Corporation Law of the
State of Delaware; provided, however, that after the Trigger Date, vacancies and newly created directorships resulting from any increase in the authorized number of directors may only be filled by a majority of the directors then in office, though less than a quorum, or by a sole remaining director, and the directors so chosen shall hold office until the next election of directors and until their successors are duly elected and qualified, or until their earlier death, resignation or removal.

     Section 3.  Duties and Powers.  The business of the
Corporation shall
be managed by or under the direction of the Board of Directors which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation or by these By-Laws directed or required to be exercised or done by the stockholders.

     Section 4. Meetings. The Board of Directors of the Corporation may hold meetings, both regular and special, either within or without the State of Delaware. Each meeting of the Board of Directors shall be chaired by the Chairman of the Board of Directors, who shall be a director chosen by a majority of the entire Board, or, in his absence, by the Vice Chairman of the Board of Directors, who shall also be a director chosen by a majority of the entire Board, or, in their absence, by such director as shall be chosen by a majority of the directors in attendance at such meeting.
Regular meetings of the Board of Directors may be held without notice at such time and at such place as may from time to time be determined by the
Board of Directors. Special meetings of the Board of Directors may be called by the Chairman, the Vice Chairman, the Chief Executive Officer, the
President or any director. Notice thereof stating the place, date and hour of the meeting shall be given to each director either by mail not less than forty-eight (48) hours before the date of the meeting, by telephone or telegram on twenty-four (24) hours' notice, or on such shorter notice as

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

the person or persons calling such meeting may deem necessary or appropriate in the circumstances.

     Section 5. Quorum. Except as may be otherwise specifically provided by law, the Certificate of Incorporation or these By-Laws, at all meetings of the Board of Directors, a majority of the entire Board of Directors shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

     Section 6. Actions by Consent. Unless otherwise provided by the
Certificate of Incorporation or these By-Laws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, by written consent of all the members of the Board of Directors or such committee, as the case may be, which consent may be executed in counterparts, and the writing or writings are filed with the minutes of proceedings of the Board of
Directors or such committee.

     Section 7. Meetings by Means of Conference Telephone. Unless otherwise provided by the Certificate of Incorporation or these By-Laws, members of the Board of Directors of the Corporation, or any committee thereof, may participate in a meeting of the Board of Directors or such committee by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this
Section 7
shall constitute presence in person at such meeting.

     Section 8. Committees. The Board of Directors may, by resolution passed by a majority of the entire Board of Directors, designate one or more committees, each committee to consist of one or more of the directors of the Corporation. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of any such committee. In the absence or disqualification of a member of a committee, and in the absence of a designation by the Board of Directors of an alternate member to replace the absent or disqualified member, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the
Board of Directors to act at the meeting in the place of any absent or disqualified member. Any committee, to the extent allowed by law and provided in the resolution establishing such committee, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation. Each committee shall keep regular minutes and report to the Board of Directors when required.

     Section 9. Compensation. The directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary or retainer as director. No such payment shall preclude


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

any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings or acting as chairman of any committee.


                              ARTICLE IV

                               OFFICERS

     Section 1. General. The officers of the Corporation shall be chosen by the Board of Directors and shall be a Chief Executive Officer, a
President, a Secretary and a Treasurer. The Board of Directors, in its discretion, may also choose one or more Vice Presidents, Assistant
Secretaries, Assistant Treasurers and other officers. Any number of offices may be held by the same person, unless otherwise prohibited by law, the Certificate of Incorporation or these By-Laws. The officers of the
Corporation need not be stockholders of the Corporation nor need such officers be directors of the Corporation. The Chairman and Vice Chairman of the Board of Directors, in such capacity, shall not be considered officers of the Corporation.

     Section 2. Election. The Board of Directors at its first meeting held after each Annual Meeting of Stockholders shall elect the officers of the Corporation who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors; and all officers of the Corporation shall hold office until their successors are chosen and qualified, or until their earlier death, resignation or removal. Any vacancy occurring in any office of the Corporation shall be filled by the Board of Directors. The salaries and other compensation of all officers of the Corporation shall be fixed from time to time by the Board of Directors or the appropriate committee thereof; provided that the Board of Directors or such committee may delegate to the Chief Executive Officer (who may further delegate such power) the power to fix from time to time the salaries and other compensation of any officer of the Corporation other than the Chief
Executive Officer.

     Section 3. Voting Securities Owned by the Corporation. Powers of attorney, proxies, waivers of notice of meeting, consents and other instruments relating to securities owned by the Corporation may be executed in the name of and on behalf of the Corporation by the Chief Executive
Officer, the President or any Vice President and any such officer may, in the name of and on behalf of the Corporation, take all such action as any such officer may deem advisable to vote in person or by proxy at any meeting of security holders of any corporation in which the Corporation may own securities and at any such meeting shall possess and may exercise any and all rights and powers incident to the ownership of such securities and which, as the owner thereof, the Corporation might have exercised and possessed if present. The Board of Directors may, by resolution, from time to time confer like powers upon any other person or persons.

     Section 4.  Chief Executive Officer.  The Chief Executive
Officer
shall be the chief executive officer of the Corporation, shall have general and active supervision, and plenary power, over all the business and

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

affairs of the Corporation, subject to the control of the Board of
Directors, shall be responsible for the general management and direction of all the business and affairs of the Corporation and except where by law the signature of the President is required, shall possess the same power as the
President to execute, in the name and on behalf of the Corporation, all bonds, mortgages, contracts and other instruments of the Corporation which may be authorized by the Board of Directors. During the absence or disability of the President, the Chief Executive Officer shall exercise all the powers and discharge all the duties of the President. The Chief
Executive Officer shall also perform such other duties and may exercise such other powers as are incident to his office or as from time to time may be assigned to him by these By-Laws or by the Board of Directors.

     Section 5. President. The President shall, subject to the control of the Board of Directors and of the Chief Executive Officer, have general and active supervision over all the business and affairs of the Corporation and shall see that all orders and resolutions of the Board of Directors and of the Chief Executive Officer are carried into effect. At the request of the
Chief Executive Officer or in his absence or in the event of his inability or refusal to act, the President shall perform the duties of the Chief
Executive Officer and when so acting, shall have all the powers of and be subject to all the restrictions upon the Chief Executive Officer. The
President shall execute, in the name and on behalf of the Corporation, all bonds, mortgages, contracts and other instruments of the Corporation requiring a seal, under the seal of the Corporation, except where required by law to be otherwise signed and executed and except that the other officers of the Corporation may sign and execute documents when so authorized by these By-Laws, the Board of Directors, the Chief Executive
Officer or the President. The President also may execute, in the name and on behalf of the Corporation, all other bonds, mortgages, contracts and other instruments of the Corporation. The President shall also perform such other duties and may exercise such other powers as are incident to his office or as from time to time may be assigned to him by these By-Laws or by the Board of Directors or by the Chief Executive Officer.

     Section 6. Vice Presidents. In the absence of the President or in the event of his inability or refusal to act, the Vice President or the
Vice Presidents if there is more than one (in the order designated by the
Board of Directors) shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President. Each Vice President shall perform such other duties and have such other powers as the Board of Directors, the Chief Executive
Officer or the President from time to time may prescribe.

     Section 7. Secretary. The Secretary shall attend all meetings of the
Board of Directors and all meetings of stockholders and record all the proceedings thereat in a book or books to be kept for that purpose; the
Secretary shall also perform like duties for each standing committee when required by such committee. The Secretary shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors, the Chairman of the Board of
Directors, the Chief Executive Officer or the President. If the Secretary shall be unable or shall refuse to cause to be given notice of any meeting of the stockholders or special meeting of the Board of Directors, and if there be no Assistant Secretary, then the Board of Directors, the Chairman of the Board of Directors, the Chief Executive Officer or the President may choose another officer to cause such notice to be given. The Secretary shall have custody of the seal of the Corporation and the Secretary or any
Assistant Secretary, if there be one, shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by the signature of the Secretary or by the signature of any such Assistant
Secretary. The Board of Directors may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing by his signature. The Secretary shall see that all books, reports, statements, certificates and other documents and records required by law to be kept or filed are properly kept or filed, as the case may be. In addition, the Secretary shall, promptly upon receipt of a request for indemnification from any director, officer, employee or agent pursuant to
Section 3 of Article VIII, advise the Board of Directors in writing of the receipt of such request.

     Section 8. Treasurer. Subject at all times to the control of the
Board of Directors, the Chief Executive Officer and the
President, the
Treasurer shall have custody of, and be responsible for, the corporate funds and securities and shall invest the same in his discretion and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the Chief Executive Officer or the President, and the Board of
Directors, at its regular meetings, or when the Board of Directors so requires, an account of all his transactions as Treasurer and of the financial condition of the Corporation. The Treasurer shall perform such other duties and have such other powers as the Board of Directors, the
Chief Executive Officer or the President from time to time may prescribe.

     Section 9. Assistant Secretaries. Except as may be otherwise provided in these By-Laws, Assistant Secretaries, if there be any, shall perform such duties and have such powers as from time to time may be assigned to them by the Board of Directors, the Chief Executive Officer, the President, any Vice President, if there be one, or the Secretary, and in the absence of the Secretary or in the event of his disability or refusal to act, shall perform the duties of the Secretary, and when so acting, shall have all the powers of and be subject to all the restrictions upon the Secretary.

     Section 10. Assistant Treasurers. Assistant Treasurers, if there be any, shall perform such duties and have such powers as from time to time may be assigned to them by the Board of Directors, the Chief Executive
Officer, the President, any Vice President, if there be one, or the
Treasurer, and in the absence of the Treasurer or in the event of his disability or refusal to act, shall perform the duties of the Treasurer, and when so acting, shall have all the powers of and be subject to all the restrictions upon the Treasurer.

     Section 11.  Other Officers.  Such other officers as the
Board of
Directors may choose shall perform such duties and have such powers as from time to time may be assigned to them by the Board of Directors. The Board of Directors may delegate to any other officer of the Corporation the power to choose such other officers and to prescribe their respective duties and powers.

     Section 12. Removal and Resignation; Vacancies. Any officer may be removed for or without cause at any time by the Board of Directors. Any officer may resign at any time by delivering a written notice of resignation, signed by such officer, to the Board of Directors or the Chief
Executive Officer. Unless otherwise specified therein, such resignation shall take effect upon delivery. Any vacancy occurring in any office of the Corporation by death, resignation, removal or otherwise, shall be filled by the Board of Directors.


                               ARTICLE V

                                 STOCK

     Section 1. Form of Certificates. Every holder of stock in the
Corporation shall be entitled to have a certificate signed, in the name of the Corporation (i) by the Chief Executive Officer, the President or a Vice
President and (ii) by the Treasurer or an Assistant Treasurer, or the
Secretary or an Assistant Secretary of the Corporation, certifying the number of shares owned by him in the Corporation.

     Section 2. Signatures. Where a certificate is countersigned by (i) a transfer agent other than the Corporation or its employee, or
(ii) a
registrar other than the Corporation or its employee, any other signature on the certificate may be facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the
Corporation with the same effect as if he or it were such officer, transfer agent or registrar at the date of issue.

     Section 3. Lost Certificates. The Board of Directors may direct a new certificate to be issued in place of any certificate theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate, or his legal representative, to advertise the same in such manner as the Board of Directors shall require and/or to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

     Section 4. Transfers. Stock of the Corporation shall be transferable in the manner prescribed by law and in these By-Laws. Transfers of stock shall be made on the books of the Corporation only by the person named in the certificate or by his attorney lawfully constituted in writing and upon the surrender of the certificate therefor, which shall be cancelled before a new certificate shall be issued.

     Section 5. Record Date. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or, prior to the Trigger Date, entitled to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty days nor less than ten days before the date of such meeting, nor more than sixty days prior to any such other corporate action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the
Board of Directors may fix a new record date for the adjourned meeting.

     Section 6. Beneficial Owners. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and for all other purposes, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by law.


                              ARTICLE VI

                                NOTICES

     Section 1. Notices. Whenever written notice is required by law, the
Certificate of Incorporation or these By-Laws to be given to any director, member of a committee or stockholder, such notice may be given by mail, addressed to such director, member of a committee or stockholder, at his address as it appears on the records of the Corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Written notice may also be given personally or by telegram, facsimile, telex, cable or nationally recognized overnight courier.

     Section 2. Waivers of Notice. Whenever any notice is required by law, the Certificate of Incorporation or these By-Laws, to be given to any director, member of a committee or stockholder, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, and, in the case of a waiver of notice of a meeting, whether or not the business to be transacted at or the purposes of such meeting is set forth in such waiver, shall be deemed equivalent thereto. The attendance of any person at any meeting, in person or, in the case of a meeting of stockholders, by proxy, shall constitute a waiver of notice of such meeting except where such person attends such meeting for the express purpose of objecting at the beginning of such meeting to the transaction of any business on the grounds that such meeting is not duly called or convened.

                              ARTICLE VII

                          GENERAL PROVISIONS

     Section 1. Dividends. Dividends upon the capital stock of the
Corporation, subject to the provisions of the Certificate of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting, and may be paid in cash, in property, or in shares of capital stock. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the
Board of Directors from time to time, in its absolute discretion, deems proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for any proper purpose, and the Board of Directors may modify or abolish any such reserve.

     Section 2. Disbursements. All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such other person or persons as may be provided by these By-laws or as the Board of Directors may from time to time designate.

     Section 3. Fiscal Year. The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors.

     Section 4. Corporate Seal. The corporate seal shall have inscribed thereon the name of the Corporation, the year of its organization and the words "Corporate Seal--Delaware". The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

                             ARTICLE VIII

                            INDEMNIFICATION


     Section 1.  Power to Indemnify in Actions, Suits or
Proceedings other
Than Those by or in the Right of the Corporation.  Subject to
Section 3 of
this Article VIII, the Corporation shall, to the fullest extent permitted by applicable law, indemnify any person who was or is a party to (or witness in) or is threatened to be made a party to (or witness
in) any
threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action or suit by or in the right of the Corporation) by reason of the fact that he is or was or has agreed to become a director or officer of the Corporation, or is or was a director or officer of the Corporation serving (or has agreed to serve) at the request of the Corporation as a director or officer, employee, trustee or agent of or in any other capacity with respect to another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise (in any of the foregoing capacities, a "Representative of the Corporation"), or by reason of any action alleged to have been taken or omitted in such capacity, and may indemnify any person who was or is a party to (or witness in) or is threatened to be made a party to (or witness in) any such action, suit or proceeding by reason of the fact that he is or was or has agreed to become an employee or agent of the Corporation, or is or was serving (or has agreed to serve) at the request of the Corporation as a Representative of the Corporation, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding and any appeal therefrom, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.
The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, have reasonable cause to believe that his conduct was unlawful.

     Section 2. Power to Indemnify in Actions, Suits or Proceedings by or in the Right of the Corporation. Subject to Section 3 of this Article
VIII, the Corporation shall, to the fullest extent permitted by applicable law, indemnify any person who was or is a party to (or witness in) or is threatened to be made a party to (or witness in) any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was or has agreed to become a director or officer of the Corporation, or is or was a director or officer of the Corporation serving (or has agreed to serve) at the request of the Corporation as a Representative of the Corporation, or by reason of any action alleged to have been taken or omitted in such capacity, and may indemnify any person who was or is a party to (or witness in) or is threatened to be made a party to (or witness in) any such action, suit or proceeding by reason of the fact that he is or was or has agreed to become an employee or agent of the Corporation, or is or was an employee or agent of the Corporation serving (or has agreed to serve) at the request of the Corporation as a Representative of the Corporation, against expenses
(including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation; except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Delaware Court of
Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Delaware Court of Chancery or such other court shall deem proper.

     Section 3. Authorization of Indemnification; Procedures. Any indemnification under this Article VIII (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director or officer (or employee or agent, as the case may be) is proper in the circumstances because he has met the applicable standard of conduct set forth in Section 1 or
Section 2
of this Article VIII, as the case may be. A director, officer, employee or agent seeking indemnification under this Article VIII shall submit to the
Secretary of the Corporation a written request including such documentation and information as is reasonably available to such director, officer, employee or agent and reasonably necessary to determine whether and to what extent such director, officer, employee or agent is entitled to indemnification (the "Supporting Documentation"). Such determination shall be made not later than 60 calendar days after receipt by the Corporation of such request together with the Supporting Documentation (i) by the Board of
Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (ii) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or
(iii) by
majority vote of the stockholders. If no such determination has been made within 60 calendar days after receipt by the Corporation of the request therefor together with the Supporting Documentation such director, officer, employee or agent shall be deemed entitled to indemnification, unless (x) such director, officer, employee or agent misrepresented or failed to disclose a material fact in making the request for indemnification or in the Supporting Documentation or (y) such indemnification is prohibited by law. Notwithstanding the foregoing, to the extent that a director or officer of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding described above, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith, without the necessity of authorization in the specific case. If a determination shall have been made or deemed to have been made, pursuant to this Section 3, or pursuant to the preceding sentence is not required to be made, that any director, officer, employee or agent is entitled to indemnification, the Corporation shall be obligated to pay the amounts constituting such indemnification within five days after such determination has been made or deemed to have been made and shall be conclusively bound by such determination unless (A) such director, officer, employee or agent misrepresented or failed to disclose a material fact in making the request for indemnification or in the Supporting Documentation or (B) such indemnification is prohibited by law. In the event that (x) advancement of expenses is not timely made pursuant to Section 6 or (y) payment of indemnification is not made within five calendar days after a determination of entitlement to indemnification has been made or deemed to have been made or is not required to be made pursuant to this
Section 3,
such director, officer, employee or agent shall be entitled to seek judicial enforcement, in any court of competent jurisdiction, of the
Corporation's obligations to pay such advancement of expenses or indemnification. Notwithstanding the foregoing, the Corporation may bring an action, in an appropriate court in the State of Delaware or any other court of competent jurisdiction, contesting the right of any director, officer, employee or agent to receive indemnification hereunder due to the occurrence of an event or a condition described in subclause (A) or (B) of the second preceding sentence (a "Disqualifying Event"); provided, however, that in any such action the Corporation shall have the burden of proving the occurrence of such Disqualifying Event.

     Section 4. Good Faith Defined. For purposes of any determination under Section 3 of this Article VIII, a person shall be deemed to have acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, or, with respect to any criminal action or proceeding, to have had no reasonable cause to believe his conduct was unlawful, if his action is based on the records or books of account of the Corporation or another enterprise, or on information supplied to him by the officers of the Corporation or another enterprise in the course of their duties, or on the advice of legal counsel for the
Corporation or another enterprise or on information or records given or reports made to the Corporation or another enterprise by an independent certified public accountant or by an appraiser or other expert selected with reasonable care by the Corporation or another enterprise, unless the
Corporation shall sustain the burden of proof that such person had actual knowledge that such records, books of account, information, advice or reports were incorrect in a material respect. The term "another enterprise" as used in this Section 4 shall mean any other corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise of which such person is or was serving at the request of the
Corporation as a Representative of the Corporation. The provisions of this
Section 4 shall not be deemed to be exclusive or to limit in any way the circumstances in which a person may be deemed to have met the applicable standard of conduct set forth in Sections 1 or 2 of this Article VIII, as the case may be.

     Section 5. Actions for Indemnification. Notwithstanding any contrary determination in the specific case under Section 3 of this
Article VIII,
and notwithstanding the absence of any determination thereunder, any director or officer shall, after the 60 calendar day period referred to in
Section 3 of this Article VIII has elapsed, be entitled to seek an adjudication of his entitlement to indemnification under this
Article VIII
either, at his sole option, in (i) any court of competent jurisdiction in the State of Delaware or (ii) an arbitration to be conducted by a single arbitrator pursuant to the then applicable rules of the American Arbitration Association. The basis of any such indemnification shall be a determination by such court or arbitrator that indemnification of the director or officer is proper in the circumstances because he has met the applicable standards of conduct set forth in Sections 1 or 2 of this
Article VIII, as the case may be. It shall be a defense to any such adjudication (other than an adjudication brought to enforce a claim for the advance of costs, charges and expenses under Section 6 of this
Article VIII
where the required undertaking, if any, has been received by the Corporation) that the claimant has not met the standard of conduct set forth in Section 1 or 2 of this Article VIII, but the burden of proving such defense shall be on the Corporation. Neither a contrary determination in the specific case under Section 3 of this Article VIII nor the absence of any determination thereunder shall be a defense to such claim for indemnification or create a presumption that the director or officer seeking indemnification has not met any applicable standard of conduct.
The Corporation shall be precluded from asserting in any judicial proceeding or arbitration commenced pursuant to this Section 5 that the procedures and presumptions of this Article VIII are not valid, binding and enforceable and shall stipulate in any such court or before any such arbitrator that the Corporation is bound by all the provisions of this
Article. Notice of any adjudication for indemnification pursuant to this
Section 5 shall be given to the Corporation promptly upon the filing of the application for such adjudication. If successful, in whole or in part, the director or officer seeking indemnification shall also be entitled to be paid the expense (including attorneys' fees) of prosecuting such adjudication.

     Section 6. Expenses Payable in Advance. Expenses (including attorneys' fees) incurred by a director or officer in defending or investigating any threatened or pending action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding within five business days after the receipt by the
Corporation of a statement or statements from such director or officer requesting such advance or advances from time to time. Such statement or statements shall reasonably evidence such expenses and shall include or be accompanied by an undertaking by or on behalf of such director or officer to repay such amount or amounts if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized in this Article VIII. Such expenses (including attorneys' fees) incurred by other employees and agents of the Corporation may be so paid upon such terms and conditions, if any, as the Board of Directors deems appropriate.
The Board of Directors may authorize the Corporation's counsel to represent such Director, officer, employee or agent in any action, suit or proceeding, whether or not the Corporation is a party to such action, suit or proceeding.

     Section 7.  Nonexclusivity of Indemnification and
Advancement of
Expenses. The indemnification and advancement of expenses provided by or granted pursuant to this Article VIII shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under the Certificate of Incorporation, any By-Law, agreement, contract, vote of stockholders or disinterested directors or pursuant to the direction (howsoever embodied) of any court of competent jurisdiction or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, it being the policy of the Corporation that indemnification of the persons specified in
Sections 1 and 2 of this Article VIII shall be made to the fullest extent permitted by law. The provisions of this Article VIII shall not be deemed to preclude the indemnification of any person who is not specified in
Sections 1 or 2 of this Article VIII but whom the Corporation has the power or obligation to indemnify under the provisions of the General Corporation
Law of the State of Delaware, or otherwise.

     Section 8.  Insurance.   The Corporation may, to the fullest
extent
permitted by applicable law, purchase and maintain insurance on behalf of any person who is or was or has agreed to become a director, officer, employee or agent of the Corporation, or is or was a director, officer, employee or agent of the Corporation serving at the request of the
Corporation as a Representative of the Corporation against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power or the obligation to indemnify him against such liability under the provisions of this Article VIII.

     Section 9.  Certain Definitions.  For purposes of this
Article VIII,
references to "fines" shall include any excise taxes assessed on or against a person with respect to any employee benefit plan; and references to
"serving at the request of the Corporation" shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such director or officer with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be

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

in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "in or not opposed to the best interests of the Corporation" as referred to in this Article
VIII.

     Section 10.  Survival of Indemnification and Advancement of
Expenses;
Contract Right. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article VIII shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.
The indemnification provisions of this Article VIII shall be deemed to be a contract between the Corporation and each director, officer, employee and agent who serves in any such capacity at any time while these provisions are in effect, and any repeal or modification thereof shall not affect any right or obligation then existing with respect to any state of facts then or previously existing or any action, suit or proceeding previously or thereafter brought or threatened based in whole or in part upon any such state of facts. Such a "contract right" may not be modified retroactively without the consent of such director, officer, employee or agent.

     Section 11. Limitation on Indemnification. Notwithstanding anything contained in this Article VIII to the contrary, except for proceedings to enforce rights to indemnification (which shall be governed by Section 5 hereof), the Corporation shall not be obligated to indemnify any director or officer in connection with a proceeding (or part thereof) initiated by such person unless such proceeding (or part thereof) was authorized or consented to by the Board of Directors of the Corporation.

     Section 12. Severability. If this Article VIII or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify each director or officer and may indemnify each employee or agent of the Corporation as to costs, charges and expenses (including attorneys' fees), judgments, fines and amounts paid in settlement with respect to any action, suit or proceeding, whether civil, criminal, administrative or investigative, including an action by or in the right of the Corporation, to the fullest extent permitted by any applicable portion of this Article VIII that shall not have been invalidated and to the fullest extent permitted by applicable law.


                              ARTICLE IX

                              AMENDMENTS

     Section 1. Amendments. The Board of Directors shall have the express power, without a vote of stockholders, to adopt any By-Law, and to amend, alter or repeal these By-Laws, except to the extent that these By-Laws or the Certificate of Incorporation otherwise provide. The Board of Directors may exercise such power upon the affirmative vote of a majority of the entire Board of Directors. Stockholders may not adopt any By-Law, nor amend, alter or repeal these By-Laws of the Corporation, except upon the affirmative vote of the holders of at least a majority of the votes entitled to be cast by the holders of all then outstanding shares of stock


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


of the Corporation entitled to vote generally in the election of directors, voting together as a single class.



                               ARTICLE X

                             CONSTRUCTION

     Section 1. Construction. In the event of any conflict between the provisions of these By-Laws as in effect from time to time and the provisions of the Certificate of Incorporation of the Corporation as in effect from time to time, the provisions of such Certificate of Incorporation shall be controlling.

     Section 2.  Entire Board of Directors.  As used in this
Article X and
in these By-Laws generally, the term "entire Board of Directors" means the total number of directors which the Corporation would have if there were no vacancies in the Board of Directors.